UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2018

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2018, in connection with the appointment of (i) Eugene I. Davis to the Board of Directors (the “Board”) of Sanchez Energy Corporation (the “Company”), (ii) Adam C. Zylman to the Board of the Company, and (iii) Cameron W. George as the Interim Chief Financial Officer of the Company, the Company entered into an indemnification agreement (the “Indemnification Agreements”) with each of Mr. Davis, Mr. Zylman and Mr. George. The Indemnification Agreements require the Company to, among other things, indemnify Mr. Davis, Mr. Zylman and Mr. George, as applicable, against certain liabilities that may arise in connection with his status or service as one of the Company’s directors or officers, as the case may be, or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. The Indemnification Agreements are intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law and are in addition to any other rights that Mr. Davis, Mr. Zylman and Mr. George may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements for Mr. Davis, Mr. Zylman and Mr. George, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On October 26, 2018, Mr. Davis was appointed to the Board. The Board determined Mr. Davis to be independent under the rules of the New York Stock Exchange (“NYSE”) and qualified to serve on the Board under the rules of the NYSE and the Securities and Exchange Commission (“SEC”). The Board has assigned Mr. Davis to Class III, for which the term of office expires at the annual meeting of stockholders for 2021. The Company expects that Mr. Davis may be appointed at a later date to a special committee of the Board that has not yet been formed.

Mr. Davis will participate in the Company’s non-employee director compensation and benefits program (as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 16, 2018) and will be entitled to receive the same cash compensation as other non-employee directors for service on the Board, consisting of (excluding compensation payable in respect of committee service) (i) an annual cash retainer of $75,000 (which will be prorated for the 2018 fiscal year), (ii) cash payments of $1,000 for each meeting attended via teleconference and $1,500 for each meeting attended in person, and (iii) reimbursement for travel and miscellaneous expenses incurred to attend meetings, but will not receive a grant of restricted stock or other equity compensation in connection with his appointment to the Board.

There are no arrangements or understandings between Mr. Davis and any other person pursuant to which Mr. Davis was appointed to serve as a director of the Company. There are no transactions in which Mr. Davis had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On October 26, 2018, Mr. Zylman was appointed to the Board. The Board determined Mr. Zylman to be independent under the rules of the NYSE and qualified to serve on the Board under the rules of the NYSE and the SEC. The Board has assigned Mr. Zylman to Class III, for which the term of office expires at the annual meeting of stockholders for 2021.  The Board has not determined the committees of the Board, if any, to which Mr. Zylman will be appointed.  Accordingly, the information required by Item 5.02(d)(3) of Form 8-K is not determined or is unavailable at the time of the filing of this Form 8-K.

Mr. Zylman will participate in the Company’s non-employee director compensation and benefits program (as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 16, 2018) and will be entitled to receive the same cash compensation as other non-employee directors for service on the Board,  consisting of (excluding compensation payable in respect of committee service) (i) an annual cash retainer of $75,000

(which will be prorated for the 2018 fiscal year), (ii) cash payments of $1,000 for each meeting attended via teleconference and $1,500 for each meeting attended in person, and (iii) reimbursement for travel and miscellaneous expenses incurred to attend meetings.

In addition, in connection with his appointment as a director, the Compensation Committee of the Board awarded 66,937 shares of restricted common stock to Mr. Zylman (the “Director Grant”), pursuant to the Company’s Third Amended and Restated 2011 Long Term Incentive Plan (the “Plan”).

The Director Grant was made pursuant to a Restricted Stock Agreement entered into between Mr. Zylman and the Company on October 29, 2018, a form of which was previously filed with the Company’s registration statement on Form S-8 (File No. 333-178920) and is incorporated herein by reference, and will vest on June 1, 2019. Notwithstanding the foregoing, upon the occurrence of a Change of Control (as defined in the Plan), the shares of restricted common stock will vest automatically. In addition, in the event of Mr. Zylman’s death, the Committee (as defined in the Plan) may, but is not obligated to, accelerate the vesting of any or all of the respective shares of restricted common stock. Further, notwithstanding the above, pursuant to the terms of Mr. Zylman’s restricted stock agreement, the Committee may, at its sole discretion, choose to accelerate the vesting of an award of restricted shares at any other time.

There are no arrangements or understandings between Mr. Zylman and any other person pursuant to which Mr. Zylman was appointed to service as a director of the Company. There are no transactions in which Mr. Zylman had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Appointment of President

On October 29, 2018, the Company announced that Antonio R. Sanchez, III, a current director and the Chief Executive Officer, was appointed to also serve as President, effective October 26, 2018. Mr. Sanchez was appointed as the Chief Executive Officer of the Company in and has served in such role since August 2011.

Departure of Chief Financial Officer

On October 29, 2018, the Company announced that Howard J. Thill, the Company’s Executive Vice President and Chief Financial Officer, has resigned from the Company effective October 26, 2018.

In connection with Mr. Thill’s resignation as Chief Financial Officer, effective October 26, 2018, the Company and Mr. Thill entered into the Confidential Separation Agreement and General Release (the “Separation Agreement”), dated October 26, 2018.  Pursuant to the Separation Agreement, the Company agreed to pay Mr. Thill a severance consideration of approximately $1,000,000 in a lump-sum cash payment plus certain insurance premiums for a 12-month period. Upon the execution of the Separation Agreement, Mr. Thill forfeited 66,667 shares of phantom stock and 66,667 shares of restricted common stock granted under the Plan, became vested in 245,250 shares of restricted common stock and 245,250 shares of phantom stock granted under the Plan (resulting in the payment of $451,260 to Mr. Thill with regard to the phantom stock) and his cash-settled and share-settled performance awards previously granted under the Plan will continue to vest on each applicable vesting date in accordance with their terms. Pursuant to the Separation Agreement, Mr. Thill and the Company provided a customary general release of claims against the Company and its affiliates and Mr. Thill, respectively, including (in the case of Mr. Thill’s release) claims relating to past compensation and severance, and Mr. Thill agreed to customary confidentiality provisions.

Appointment of Chief Financial Officer

On October 29, 2018, the Company announced that the Board has appointed Cameron W. George as the Interim Chief Financial Officer of the Company, effective October 26, 2018.

Since May 2016, Mr. George, 37, has served as the Senior Vice President — Capital Markets of Sanchez Oil & Gas Corporation (“SOG”), a private oil and natural gas company founded in 1972 that engages in the exploration and development of oil and natural gas primarily in Texas and the onshore Gulf Coast areas on behalf of its affiliates.

SOG is an affiliate of the Company. In addition, since March 2017, he has served as Chief Financial Officer and Treasurer and as a member of the board of directors of SN EF UnSub GP, LLC, the general partner of SN EF UnSub, LP, which are unrestricted subsidiaries of the Company formed to acquire certain oil and natural gas properties in the Western Eagle Ford. Prior to joining SOG, Mr. George served in positions of increasing responsibility at Linn Energy, LLC from August 2005 to May 2016, most recently as the Director of Finance.  He was an investment banker in the energy group at RBC Capital Markets from June 2003 to August 2005.  Mr. George graduated summa cum laude with business honors and received a Bachelor of Business Administration from Southern Methodist University in May 2003.

There are no arrangements or understandings between Mr. George and any other person pursuant to which Mr. George was appointed to service as an officer of the Company. There are no transactions in which Mr. George had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On October 29, 2018, the Company issued a press release announcing Mr. Davis and Mr. Zylman’s appointments to the Board of the Company, Mr. Sanchez’s appointment as President of the Company and Mr. George’s appointment as the Interim Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits

10.1	Indemnification Agreement, dated as of October 26, 2018, between Sanchez Energy Corporation and Eugene I. Davis.
10.2	Indemnification Agreement, dated as of October 26, 2018, between Sanchez Energy Corporation and Adam C. Zylman.
10.3	Indemnification Agreement, dated as of October 26, 2018, between Sanchez Energy Corporation and Cameron W. George.
99.1

Press release, dated October 29, 2018, announcing Eugene I. Davis and Adam C. Zylman’s appointments to the Board, Antonio R. Sanchez, III’s appointment as President, and Cameron W. George’s appointment as the Interim Chief Financial Officer of Sanchez Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: November 1, 2018	By:	/s/ Cameron W. George
Name: Cameron W. George
Title: Interim Chief Financial Officer